UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 14, 2015

Cintas Corporation
(Exact name of registrant as specified in its charter)

Washington	0-11399	31-1188630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6800 Cintas Boulevard, P.O. Box 625737, Cincinnati, Ohio	45262-5737
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:
(513) 459-1200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

o            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.

The following matters were submitted to a vote of shareholders at the Annual Meeting of Shareholders of Cintas Corporation (the "Corporation") held on October 14, 2015:

Item No. 1:    The shareholders elected the persons listed below as directors of the Corporation. The voting results were as follows:

Name	Shares For	Shares Against	Abstentions	Broker Non- Votes
Gerald S. Adolph	95,686,377	272,111	329,096	4,210,574
John F. Barrett	95,659,581	297,305	330,698	4,210,574
Melanie W. Barstad	95,761,235	197,121	329,228	4,210,574
Richard T. Farmer	92,963,760	3,000,167	323,657	4,210,574
Scott D. Farmer	95,714,553	250,829	322,202	4,210,574
James J. Johnson	95,657,077	301,454	329,053	4,210,574
Robert J. Kohlhepp	92,971,705	2,989,233	326,646	4,210,574
Joseph Scaminace	93,867,109	2,089,097	331,378	4,210,574
Ronald W. Tysoe	90,113,463	5,844,991	329,130	4,210,574

Item No. 2:    The shareholders approved an advisory resolution on named executive officer compensation. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
94,554,511	838,274	894,799	4,210,574

Item No. 3:    The shareholders approved the ratification of the selection of Ernst & Young LLP as the Corporation’s independent registered public accounting firm for fiscal 2016. The voting results were as follows:

For	Against	Abstain
98,171,093	2,002,849	324,216

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINTAS CORPORATION

Date: October 16, 2015	By:	/s/ J. Michael Hansen
J. Michael Hansen
Vice President and Chief Financial Officer